UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CLAYTON ACQUISITION CORPORATION

(to be Renamed Esmark Incorporated)

(Exact name of Registrant as specified in its charter)

Delaware	20-8626148
(State of Incorporation)	(I.R.S. employer identification No.)

1134 Market Street

Wheeling, West Virginia 26003

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-142822

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value per share (the “Common Stock”) of Clayton Acquisition Corporation (the “Registrant”)1 is set forth under the caption “Comparison of Stockholder Rights” in the Registrant’s Registration Statement on Form S-4 (File No. 333-142822), as amended, initially filed with the Securities and Exchange Commission on May 10, 2007, which description is incorporated by reference herein and shall be deemed a part hereof.

Item 2.	Exhibits

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market, LLC and the shares of Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

[1]

*This registrant is currently named Clayton Acquisition Corporation. Upon the closing of the transaction referred to in the Securities Act registration statement referred to herein, the registrant will change its name to Esmark Incorporated.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CLAYTON ACQUISITION CORPORATION

Date: November 21, 2007	By:	/s/ Paul J. Mooney
	Name:	Paul J. Mooney
	Title:	Vice President